Exhibit 99

FOR IMMEDIATE RELEASE

Contacts:                        John Hulbert, Investors, (612) 761-6627

Stacey Wempen, Financial Media, (612) 761-6785

Target Media Hotline, (612) 696-3400

Target Corporation Announces Tender Offers for Certain Outstanding Debt Securities

MINNEAPOLIS (March 13, 2013) — Target Corporation (“Target”) (NYSE:TGT) today announced that it has commenced tender offers to purchase for cash its debt securities listed in the tables below (collectively, the “Securities” and each a “series” of Securities).

Any and All of the Outstanding Securities Listed Below

Title of Security	CUSIP Number	Principal Amount Outstanding	Fixed Spread (Basis Points)	U.S. Treasury Reference Security	Bloomberg Reference Page
6.75% Debentures due 2028	239753DJ2	$170,000,000	+75 bps	2.750% due November 15, 2042	FIT1
6.65% Debentures due 2028	239753DL7	$154,900,000	+75 bps	2.750% due November 15, 2042	FIT1
7.00% Debentures due 2031	87612EAF3	$354,000,000	+75 bps	2.750% due November 15, 2042	FIT1

Up to the Maximum Payment Amount of the Outstanding Securities Listed Below

Title of Security	CUSIP Number	Principal Amount Outstanding	Acceptance Priority Level	Fixed Spread (Basis Points)	U.S. Treasury Reference Security	Bloomberg Reference Page	Early Tender Payment (1)
7.000% Notes due 2038	87612EAU0	$2,250,000,000	1	+90 bps	2.750% due November 15, 2042	FIT1	$30
6.35% Debentures due 2032	87612EAK2	$550,000,000	2	+80 bps	2.750% due November 15, 2042	FIT1	$30
6.500% Notes due 2037	87612EAR7	$1,250,000,000	3	+95 bps	2.750% due November 15, 2042	FIT1	$30
9 7/8% Debentures due 2020	239753BC9	$38,650,000	4	+55 bps	2.000% due February 15, 2023	FIT1	$30
8 7/8% Debentures due 2022	239753BL9	$21,628,000	5	+80 bps	2.000% due February 15, 2023	FIT1	$30
9.70% Debentures due 2021	239753BG0	$27,715,000	6	+65 bps	2.000% due February 15, 2023	FIT1	$30
8.80% Debentures due 2022	239753BM7	$40,830,000	7	+80 bps	2.000% due February 15, 2023	FIT1	$30
9% Debentures due 2021	239753BJ4	$16,652,000	8	+70 bps	2.000% due February 15, 2023	FIT1	$30

(1)              Per $1,000 principal amount of Maximum Tender Offer Notes (as defined below).  The Total Consideration (as defined below) for Maximum Tender Offer Notes validly tendered at or prior to the Early Tender Date (as defined below) and accepted for purchase is calculated using the applicable Fixed Spread and is inclusive of the Early Tender Payment.

The tender offers consist of two separate groups of offers (each a “Tender Offer”, and collectively, the “Tender Offers”) on the terms set forth in the offer to purchase and related letter

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of transmittal, each dated March 13, 2013 (as they may be amended or supplemented, the “Tender Offer Documents”), with (i) Tender Offers to purchase any and all (the “Any and All Tender Offers”) of the three series of Securities listed in the first table above (collectively, the “Any and All Notes”), and (ii) Tender Offers to purchase up to the Maximum Payment Amount (as defined below) (the “Maximum Tender Offers”) of the eight series of Securities listed in the second table above (collectively, the “Maximum Tender Offer Notes”). Target refers investors to the Tender Offer Documents for the complete terms of the Tender Offers.

The Any and All Tender Offers will expire at 11:59 p.m., New York City time, on March 20, 2013, unless extended or earlier terminated (such time and date, as the same may be extended, the “Any and All Expiration Date”). Holders of Any and All Notes must validly tender and not validly withdraw their Any and All Notes at or prior to the Any and All Expiration Date to be eligible to receive the Total Consideration (as defined below).  The Early Tender Payment (as defined below) is not applicable to the Any and All Tender Offers.

The Maximum Tender Offers are for up to the Maximum Payment Amount of the Maximum Tender Offer Notes.  The “Maximum Payment Amount” is $1,200,000,000 less the aggregate Total Consideration for Any and All Notes validly tendered and accepted for purchase.  The Total Consideration and Late Tender Offer Consideration (as defined below) paid in connection with the Maximum Tender Offers will not exceed the Maximum Payment Amount.  If any Maximum Tender Offer Notes are validly tendered such that the Total Consideration and Late Tender Offer Consideration payable for such Maximum Tender Offer Notes exceed the Maximum Payment Amount, the Maximum Tender Offer Notes will be purchased in accordance with the acceptance priority levels set forth in the second table above (the “Acceptance Priority Levels”).  All Maximum Tender Offer Notes of a series having a higher Acceptance Priority Level will be accepted for purchase before any tendered Maximum Tender Offer Notes having a lower Acceptance Priority Level are accepted.  If there are sufficient remaining funds to purchase some, but not all, of the Maximum Tender Offer Notes of a series, the amount of such Maximum Tender Offer Notes purchased will be on a prorated basis as described more fully in the Tender Offer Documents.  Target may increase or decrease the Maximum Payment Amount in its sole discretion.

The Maximum Tender Offers will expire at 11:59 p.m., New York City time, on April 10, 2013, unless extended or earlier terminated (such date and time, as the same may be extended, the “Maximum Tender Expiration Date”). Holders of Maximum Tender Offer Notes must validly tender and not validly withdraw their Maximum Tender Offer Notes at or prior to 5:00

Target Announces Tender Offers for Certain Outstanding Debt Securities – Page 3 of 5

p.m., New York City time, on March 27, 2013, unless extended or earlier terminated (such date and time, as the same may be extended, the “Early Tender Date”) to be eligible to receive the Total Consideration, as calculated using the fixed spread for each series of Maximum Tender Offer Notes set forth in the second table above, which is inclusive of an amount in cash equal to the amounts set forth in the second table above under the heading “Early Tender Payment” (the “Early Tender Payment”).

Holders of Maximum Tender Offer Notes who validly tender their Maximum Tender Offer Notes after the Early Tender Date but at or prior to the Maximum Tender Expiration Date will be eligible only to receive an amount equal to the Total Consideration minus the Early Tender Payment (the “Late Tender Offer Consideration”).

Any and All Notes may be validly withdrawn at any time at or prior to 5:00 p.m., New York City time, on March 20, 2013 unless such date and time is extended or earlier terminated by Target, but not thereafter. Maximum Tender Offer Notes may be validly withdrawn at any time at or prior to 5:00 p.m., New York City time, on March 27, 2013 unless such date and time is extended or earlier terminated by Target, but not thereafter.

The “Total Consideration” for each $1,000 principal amount of Securities validly tendered and accepted for purchase pursuant to the Tender Offers will be determined in the manner described in the Tender Offer Documents by reference to a fixed spread specified for each series plus the yield based on the bid-side price of the U.S. Treasury Security specified in the tables above at 2:00 p.m., New York City time, on March 20, 2013, in the case of the Any and All Tender Offers, and at 2:00 p.m., New York City time, on March 28, 2013, in the case of the Maximum Tender Offers, in each case unless extended or earlier terminated. Holders will also receive accrued and unpaid interest on Securities validly tendered and accepted for purchase from the last interest payment date up to, but not including, the date Target makes payment in same-day funds for such Securities, which date is anticipated to be March 21, 2013, in the case of the Any and All Tender Offers and April 11, 2013, in the case of the Maximum Tender Offers.

Only registered holders of Securities are entitled to tender Securities pursuant to the Tender Offers.  A beneficial owner of Securities that are held of record by a custodian bank, broker, dealer, commercial bank, trust company or other nominee must contact the nominee and request that such nominee tender such Securities on the beneficial owner’s behalf prior to the Any and All Expiration Date or the Early Tender Date, in order to receive the Total Consideration for the Any and All Notes and Maximum Tender Offer Notes, respectively, or, in

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the case of Maximum Tender Offer Notes tendered after the Early Tender Date, but prior to the Maximum Tender Expiration Date, in order to receive the Late Tender Offer Consideration.

The Tender Offers are subject to the satisfaction or waiver of certain conditions, as specified in the Tender Offer Documents.

Information Relating to the Tender Offers

The Tender Offer Documents for all of the Securities are being distributed to holders beginning today. Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are the lead dealer managers for the Tender Offers. Investors with questions regarding the Tender Offers may contact Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or (212) 723-6106 (collect) or J.P. Morgan Securities LLC at (866) 834-4666 (toll-free) or (212) 834-4811 (collect). Global Bondholder Services Corporation is the tender and information agent for the Tender Offers and can be contacted at (866) 873-7700 (toll-free) or (212) 430-3774 (collect).

None of Target or its affiliates, their respective boards of directors, the dealer managers, the tender and information agent or the applicable trustee with respect to any Securities is making any recommendation as to whether holders should tender any Securities in response to any of the Tender Offers, and neither Target nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Securities, and, if so, the principal amount of Securities to tender.

This press release is for informational purposes only and is not an offer to buy, or the solicitation of an offer to sell, any of the Securities. The full details of the Tender Offers for the Securities, including complete instructions on how to tender Securities, will be included in the Tender Offer Documents. Holders are strongly encouraged to read carefully the Tender Offer Documents, including materials filed with the Securities and Exchange Commission and incorporated by reference therein, because they will contain important information.

Holders may obtain a copy of the Tender Offer Documents, free of charge, from Global Bondholder Services Corporation, the tender and information agent in connection with the Tender Offers, by calling toll-free at (866) 873-7700 (bankers and brokers can call collect at (212) 430-3774). Holders are urged to carefully read these materials prior to making any decisions with respect to the Tender Offers.

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About Target

Minneapolis-based Target Corporation (NYSE:TGT) serves guests at 1,787 stores—1,784 in the United States and three in Canada—and at Target.com. Since 1946, Target has given 5 percent of its profit through community grants and programs; today, that giving equals more than $4 million a week. For more information about Target’s commitment to corporate responsibility, visit Target.com/hereforgood.

For more information, visit Target.com/Pressroom.

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